Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

BioXcel Therapeutics, Inc.

New Haven, CT 06511

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 9, 2020, relating to the financial statements of BioXcel Therapeutics, Inc. (the “Company”), appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ BDO USA, LLP

BDO USA, LLP

Stamford, Connecticut

May 21, 2020